UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): _May 10, 2005

PACIFIC MAGTRON INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25277	88-0353141
(Commission File Number)	(IRS Employer Identification Number)

1600 California Circle, Milpitas, California       95035
(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code: (408) 956-8888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2005, Pacific Magtron International Corp. (the “Company”) terminated the Employment Agreements, dated December 30, 2004, among the Company, Advanced Communications Technologies, Inc., and Encompass Group Affiliates, Inc. and each of Theodore S. Li and Hui Cynthia Lee. The Company has terminated these Employment Agreements and the employment of Mr. Li and Ms. Lee with the Company and its subsidiaries for “cause” pursuant to the terms of the Employment Agreements. These Employment Agreements became effective contemporaneously with the sale of an aggregate of 6,454,300 shares of the common stock of the Company by Mr. Li and Ms. Lee, representing 61.56% of the then issued and outstanding common stock, to Advanced Communications Technologies, Inc.

Prior to termination of his Employment Agreement, Mr. Li was the Company’ Chief Financial Officer and Chief Operating Officer, and a member of the Company’s Board of Directors. Under its terms, termination of the Employment Agreement requires immediate resignation of all positions that Mr. Li held as an officer or director of the Company and its subsidiaries.

In addition to base salaries and other compensation, the Employment Agreements provided for payment of a signing bonus of $225,000 to each of Mr. Li and Ms. Lee on or before January 29, 2005. No part of these bonuses has been paid.

Under Mr. Li and Ms. Lee’s Employment Agreements, no severance pay or other amounts are payable by the Company upon termination for cause, other than base salary accrued and reimbursable expenses incurred prior to the termination date. The terms of the Employment Agreements are more fully described in the Company’s Current Report on Form 8-K dated December 30, 2004, filed January 5, 2005, and the forms of the Employment Agreements are filed with that Current Report as Exhibits 10.1 and 10.2.

Item 1.03	Bankruptcy or Receivership

On May 11, 2005, the Company and its wholly owned subsidiaries Pacific Magtron, Inc., a California corporation, Pacific Magtron (GA), Inc., a Georgia corporation and Livewarehouse, Inc., a California corporation, filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MAGTRON
INTERNATIONAL CORP.

Date: May 12, 2005	By /s/ Martin Nielson

Martin Nielson
Chief Executive Officer